Exhibit 10.1.3

AMENDED AND RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

BRIXMOR OPERATING PARTNERSHIP LP

THIS Amended and Restated Certificate of Limited Partnership of Brixmor Operating Partnership LP (the “Partnership”), dated as of                              , 2013, has been duly executed and is being filed by the undersigned in accordance with the provisions of 6 Del. C. §17-210, to amend and restate the original Certificate of Limited Partnership of the Partnership, which was filed on May 23, 2011, with the Secretary of State of the State of Delaware, as amended (the “Certificate”), to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. §17-101, et seq.) (the “LP Act”).

The Certificate is hereby amended and restated in its entirety as follows:

1. Name. The name of the limited partnership is Brixmor Operating Partnership LP.

2. Registered Office. The address of the registered office of the Partnership in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808.

3. Registered Agent. The name and address of the registered agent for service of process on the Partnership in the State of Delaware are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808.

4. General Partner. The name and the business address of the sole general partner of the Partnership are:

Brixmor OP GP LLC

460 Lexington Avenue

7th Floor

New York, New York 10170

5. Series. Notice is hereby given pursuant to Section 17-218(b) of the LP Act that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series or general partner of the Partnership shall be enforceable only against the assets of such series or a general partner of the Partnership associated with such series and not against the assets of the Partnership generally, any other series thereof, or any general partner of the Partnership not associated with such series, and, unless otherwise provided in the limited partnership agreement of the Partnership, as amended, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Partnership generally or any other series thereof shall be enforceable against the assets of such series or a general partner of the Partnership associated with such series.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the date first-above written.

BRIXMOR OP GP LLC

[signature line/block for general partner]